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                                                                    Exhibit 32.1

SECTION 1350 CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of FirstMerit Corporation (the "Corporation"), hereby certifies that the Corporation's Form 10-K for the fiscal year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Dated:  March 7, 2005                   By: /s/ John R. Cochran
                                        ----------------------------------------
                                         Chairman and Chief
                                         Executive Officer

                                     By: /s/ Terrence E. Bichsel
                                        ----------------------------------------
                                         Executive Vice President
                                         and Chief Financial Officer

A signed original of this written statement has been provided to FirstMerit Corporation and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.